SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 20, 2005

Date of Report (Date of earliest event reported)
ASIA PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30013	98-0204780

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Fifth Avenue
Suite 4100
Seattle, Washington 98104

(Address of principal executive offices, including zip code)
(206) 447-1379

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     As used in this report, “we”, “us”, “our”, or “Company” refer to Asia Payment Systems, Inc., a Nevada corporation.
     Effective on July 20, 2005, Michael J. Oliver was appointed to serve as a member of our board of directors. Mr. Oliver is a senior banker with extensive Asian and international experience.
     Since 2001 and until recently, Mr. Oliver served as Regional Board Member of Commerzbank AG, based in Singapore. In this position, he was responsible for Commerzbank’s merchant banking subsidiaries operating in the Asia-Pacific region, its commercial banking activities and branches in Hong Kong, Shanghai, Singapore and Tokyo, as well as providing regional oversight and corporate governance. From 1993, he had been General Manager and Chief Executive of Commerzbank’s Hong Kong branch and prior to that was Senior Manager, Corporate Banking, with the London branch.
     We have not entered into any related party transactions with Mr. Oliver.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PAYMENT SYSTEMS, INC. (Registrant)
Date: August 2, 2005	By:	/s/ CHARLIE RODRIGUEZ
Charlie Rodriguez, Secretary and Director